                                      LEASE

     THIS LEASE, executed in duplicate at Berkeley, California, this tenth day of October, 1998 by and between THE WATERFORD COMPANY and AGEMARK CORPORATION, hereinafter called respectively lessor and lessee, without regard to number or gender,

     WITNESSETH: That lessor hereby leases to lessee, and lessee hires from lessor, for the purpose of conducting therein and for no other purpose, those certain premises with the appurtenances, situated in 2614 Telegraph Avenue, Berkeley, California 94704.

     The terms shall be for one year, commencing on the first day of October, 1998, and ending on the thirtieth day of September, 1999, at the monthly rent or sum of $2,000, lawful money of the United States of America, which lessee agrees to pay lessor, without deduction or offset, prior notice or demand, at such place or places as may be designated from time to time by lessor

     1. Lessee promises to pay rent in the amount and manner herein specified. Utility charges, including light, water and fuel shall be borne by lessee.

     2. Lessee agrees not to commit, nor to suffer to be committed, the following: (a) any waste upon said premisses, (b) any nuisance, (c) any other act which may disturb the quiet enjoyment of any other tenant in the building wherein the demised premises are located, (d) any action which will increase the existing rate of insurance upon the building, or cause a cancellation of any insurance policy covering said building, or any part thereof, (e) any alternations on said premises without the written consent of lessor, and any additions to said premises, except removable furniture and trade fixtures, shall at once become part of the realty and belong to lessor.

     3. Lessee, at his sole cost, keep and maintain in good repair the premises and appurtenances, including sidewalks, and hereby waives all rights to charge lessor under S1941 and S1942 of the California Civil Code.

     4. Lessee shall not assign this lease or any interest therein, nor shall be sublet said premises or any part thereof, nor suffer any person not his agent or servant to occupy or use said premises without first obtaining written consent of lessor.

     5. That upon the termination of this lease, for whatever reason, lessee will quit the premises and surrender the same in good order and condition, subject to reasonable use and wear, damage by the elements expected. If lessee shall hold over with consent of lessor, then there shall exist a month-to-month tenancy, for which monthly rental shall be $2,000 per month, subject to the terms and conditions above specified.

     6. The appointment of a Receiver to take possession of substantially all of lessee's assets, or a general assignment by lessee for the benefit of creditors, or any action taken by lessee under any insolvency or bankruptcy act shall constitute a breach of this lease by lessee.

     7. If any rent shall be due and unpaid or if default shall be made in the covenants herein contained, then lessor may re-enter in a lawful manner and take possession thereof, removing all persons therefrom, and all property thereon, holding the same at the cost of and for the account of lessee. Lessor may elect to terminate this lease, or to re-rent the premises, without terminating the lease, at a reasonable rental, and lessee shall pay any deficiency thereon, together with costs incurred by lessor in connection therewith.

     8. All covenants and agreements by lessee shall be deemed conditional limitations. TIME IS OF THE ESSENCE IN THIS AGREEMENT. All covenants and conditions herein shall apply to and bind the heirs, successors, administrators and assigns of all parties hereto; and all the parties hereto shall be jointly and severally liable hereunder.

     IN WITNESS WHEREOF, lessor and lessee have executed these presents, the day and year first written above.

THE WATERFORD COMPANY                       AGEMARK CORPORATION
(Lessor)                                    (Lessee)



     /s/ Richard J. Westin                          /s/ Richard J. Westin
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